EXHIBIT 10.1

Fiscal Year 2017 Long-Term Equity Incentive Awards
(Restricted Stock Performance-Based Vesting)

Named Executive Officer	Restricted Stock* (Performance-Based Vesting) (#)	Restricted Stock* (Performance-Based Vesting ROIC) (#)

Jeffrey N. Boyer
Executive Vice President, Chief Financial Officer	49,999	50,001

Michael R. Benkel
Executive Vice President, Global Supply Chain	35,998	36,000

Laura A. Coffey
Executive Vice President, Planning and Allocations	22,748	22,752

Catherine David
Executive Vice President, Merchandising	44,998	45,001

Eric W. Hunter
Executive Vice President, Marketing	43,498	43,502

*These equity awards were granted under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.  The respective forms of award agreements are attached as Exhibits 10.2 and 10.3.  The grants were effective May 24, 2016.